Exhibit 99.4

      THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR UNDER STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE EXPRESS PROVISIONS OF THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH PROVISIONS SHALL HAVE BEEN COMPLIED WITH.

                                              Date of Issuance: February 9, 2006

                        THE IMMUNE RESPONSE CORPORATION

                             STOCK PURCHASE WARRANT

      The Immune Response Corporation, a Delaware corporation (the "COMPANY"), for value received, hereby certifies and agrees that Qubit Holdings, LLC or its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to purchase Thirty-Seven Million Five Hundred Thousand (37,540,000) duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.0025 per share, of the Company (the "COMMON STOCK") from the Company. This Warrant is exercisable at any time or from time to time in two equal tranches as follows:

     (A) with respect to the first 18,750,000 shares of Common Stock on or after the first business day following the date on which an amendment to the certificate of incorporation of the Company is filed with the Secretary of State of the State of Delaware increasing the authorized shares of the Common Stock in an amount sufficient to provide for the exercise hereof and shall expire with respect to the first 18,750,000 shares of Common Stock at 5:00 p.m. New York time on the later of (i) May 31, 2006 or (ii) the date that is forty-five (45) days after the Company has notified the Registered Holder of either (a) the effectiveness of a registration statement filed with the Securities and Exchange Commission registering (either for initial issuance or resale) the shares of Common Stock issuable upon exercise of this Warrant or (b) a reorganization, reclassification, consolidation, merger or disposition of assets of the Company pursuant to Section 5(b) of this Warrant (the "FIRST EXERCISE PERIOD"); and

     (B) with respect to the second 18,750,000 shares of Common Stock, during the period commencing seventy (70) days following the expiration of the First Exercise Period (the "SECOND EXERCISE DATE") and expiring at 5:00 pm New York time on the date that is forty-five (45) days following the expiration of the Second Exercise Date (the "SECOND EXERCISE PERIOD" and collectively with the First Exercise Period, the

          "EXERCISE PERIOD"); provided, however, that the Company, in its sole discretion and upon notice to the Registered Holder, may extend either the First Exercise Period or Second Exercise Period; provided, further, that in no event whatever may this Warrant be exercised after April 30, 2011. The initial exercise price per Warrant Share (as defined below) is equal to $0.02 per share, subject to adjustment in certain cases as described herein. The shares purchasable upon exercise of this Warrant, and the purchase price per share, are hereinafter referred to as the "WARRANT SHARES" and the "EXERCISE PRICE," respectively. The term "WARRANT" as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

     1.   METHOD OF EXERCISE

               (a) This Warrant may be exercised (but only during the First Exercise Period or the Second Exercise Period, as applicable) by the Registered Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto (the "NOTICE OF EXERCISE") duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company set forth on the signature page hereto, or at such other office or agency as the Company may designate in writing (the "COMPANY'S OFFICE"), accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Warrant Shares purchased upon such exercise.

               (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise, together with this Warrant and payment in full of the Exercise Price, shall be dated and directed to the Company (as evidenced by the applicable postmark or other evidence of transmittal) as provided in Section 1(a) hereof. At such time, the person or persons in whose name or names any certificates for Warrant Shares, shall be issuable upon such exercise as provided in Section 1(c) hereof shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

               (c) As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                    (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                    (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, representing in the aggregate on the face or faces thereof the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise (after reversing the effects of any prior adjustments made).

     2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Company further covenants and agrees that, subsequent to the issuance of this Warrant, the Company shall cause a special meeting of its stockholders to be held for the purpose of amending the Company's certificate of incorporation to increase the Company's authorized Common Stock, and upon obtaining such approval it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the shares of Common Stock upon exercise of this Warrant as required hereunder, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of (and otherwise in respect of) this entire Warrant (taking into account the adjustments set forth in Section 5 hereof), free from preemptive rights or any other contingent purchase rights of persons other than the Registered Holder of this Warrant.

     3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay to the Registered Holder an amount in cash equal to the value of such fractional share for each such fractional share of the Company's Common Stock which would be issuable upon exercise of this Warrant.

     4. REQUIREMENTS FOR TRANSFER.

        (a) WARRANT REGISTER. The Company will maintain a register (the "WARRANT REGISTER") containing the names and addresses of the Registered Holder or Registered Holders. Any Registered Holder of this Warrant or any portion thereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change, and the Company shall promptly make such change. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Registered Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary; PROVIDED, HOWEVER, that if and when this Warrant is properly assigned in blank, the Company may, but shall not be obligated to, treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

        (b) TRANSFER. Subject to the provisions of this Section 4, this Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex B (the "ASSIGNMENT") at the Company's Office; PROVIDED, HOWEVER, that in no event shall this warrant be transferable to any person who is not an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

        (c) EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment and subject to the provisions of this Warrant and with the limitations on assignments and transfers as contained in this Section 4, the Company at its expense shall issue to or on the order of the Registered Holder a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (on payment by the Registered Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     5. ADJUSTMENT.

        (a) ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant (instead of the prior kind and number of Warrant Shares or other securities, into which, in fact, this Warrant would then no longer be exercisable) the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        (b) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or be acquired by reverse triangular merger, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation (including by way of a spin-off) and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant (instead of the prior kind and number of Warrant Shares or other securities, into which, in fact, this Warrant would then no longer be exercisable), the number of shares of common stock of the successor or acquiring corporation or shares of Common Stock of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5(b). For purposes of this Section 5(b), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5(b) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

        (c) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then and in each such case the Company shall give notice thereof to the Registered Holder, which notice shall state the Exercise Price, resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

        (d) NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than one cent ($0.01) per security issuable upon exercise of this Warrant; PROVIDED, HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent ($0.01) per security issuable upon exercise of this Warrant.

     6. NO RIGHTS OF STOCKHOLDERS. Subject to other Sections of this Warrant, the Registered Holder shall not be entitled to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company, including without limitation any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

     7. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     8. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. Notice so mailed shall be deemed effective two (2) business days after being deposited with the United States Postal Service. If the Company should at any time change the location of its principal office to a place other than as set forth below, then it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

     9. CHANGE OR WAVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     10. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     11. SEVERABILITY. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

     12. GOVERNING LAW AND SUBMISSION TO JURISDICTION. This Warrant will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict or choice of laws of any jurisdiction. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

     13. SUPPLEMENTS AND AMENDMENTS. The Company and the Registered Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable.

     14. SUCCESSORS. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company and the Registered Holder and their respective successors and assigns hereunder.

     15. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Company and the Registered Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder of this Warrant.

          IN WITNESS WHEREOF, The Immune Response Corporation has caused this Warrant to be signed by its duly authorized officers and to be dated on the day and year first written above.

                                     THE IMMUNE RESPONSE CORPORATION


                                           By: /s/ Michael Green
                                               ---------------------------------
                                           Name:   Michael Green
                                           Title:  Chief Operating Office and
                                                     Chief Financial Officer


                                     Principal Office:

                                           5931 Darwin Court
                                           Carlsbad, California 92008

                                    ANNEX A

                            NOTICE OF EXERCISE FORM



To:   The Immune Response Corporation                    Dated:________________
      5931 Darwin Court
      Carlsbad, California 92008

          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______________ shares of Common Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for shares at the exercise price per share provided for in such Warrant.

                                     Signature:_______________________



                                     Print Name:_______________________



                                     Address:_________________________

                                             _________________________

                                             _________________________

                                    ANNEX B

                                ASSIGNMENT FORM

          FOR  VALUE  RECEIVED,  _______________________________________  hereby sells, assigns and transfers all of the rights of the undersigned under the attached Wan-ant with respect to the number of shares of Common Stock covered thereby set forth below, unto:



 NAME OF ASSIGNEE                       ADDRESS                 NO. OF SHARES








                                           Dated:_________________________



                                           Signature:______________________



                                           Dated:_________________________



                                           Witness:_______________________